As filed with the Securities and Exchange Commission on May 27, 2016

Registration No. 333- 210337

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cellular Biomedicine Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-1032927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19925 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014
 (408) 973-7884
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tony Liu, Chief Executive Officer
19925 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014
(408) 973-7884
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.
Sarah E. Williams, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of Americas
New York, NY 10105
(212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price per Security(1)(2)		Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Primary Offering:
Common Stock, par value $.001 per share(3)
Preferred Stock, par value $.001 per share(3)
Debt Securities(3)
Warrants
Rights
Units
Total Primary Offering				$150,000,000.00		$15,105.00	(2)
Common Stock, par value $.001 per share	5,137,905	$15.04	(4)	$77,274,091.20	(4)	$7,781.50	(4)
TOTAL				$227,274,091.20		$22,886.50	(5)

(1)
With respect to the primary offering, such indeterminate number or amount of debt securities, common stock, preferred stock, warrants and units to purchase any combination of the foregoing securities, and rights, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $150,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder.

(2)
With respect to the primary offering, estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D. of Form S-3, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

(3)
Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of debt securities, preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4)
Estimated solely for the purpose of calculating the registration fee for the secondary offering, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock on The NASDAQ Global Market on May 20, 2016.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains three prospectuses:

●	Offering Prospectus. A base prospectus which covers the offering, issuance and sale by us of up to $150,000,000 of our common stock, preferred stock, debt securities, warrants, rights and/or units;
●	Resale Prospectus. A prospectus to be used for the resale by the Selling Stockholders of up to 5,137,905 shares of the Registrant’s common stock; and
●
Sales Agreement Prospectus. A sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co.

The Resale Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

●	the outside and inside covers are different;
●	the tables of contents are different;
●	the section entitled “About this Prospectus” on page i of the Offering Prospectus is not included in the Resale Prospectus;
●	the section entitled “The Securities We May Offer” on page 7 of the Offering Prospectus is different and is entitled “The Offering”;
●	the section entitled “Use of Proceeds” on page 8 of the Offering Prospectus is different;
●	the section entitled “Description of Capital Stock and Securities We May Offer” beginning on page 8 of the Offering Prospectus is not included in the Resale Prospectus;
●	a section entitled “Selling Stockholders” is included in the Resale Prospectus; and
●	the section entitled “Plan of Distribution” beginning on page 14 of the Offering Prospectus is different.

The Registrant has included in this Registration Statement a set of alternate pages for the Resale Prospectus to reflect the foregoing differences. The Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Stockholders.

The Sales Agreement Prospectus immediately follows the Offering Prospectus and the alternate pages for the Resale Prospectus. The common stock that may be offered, issued and sold by the registrant under the Sales Agreement Prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Any portion of the $50,000,000 included in the Sales Agreement Prospectus that is not previously sold or included in an active placement notice pursuant to the sales agreement is available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $150,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The Sales Agreement Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

●	the outside and inside covers are different;
●	the tables of contents are different;
●	the section entitled “About this Prospectus” on page i of the Offering Prospectus is different;
●	the section entitled “The Securities We May Offer” on page 7 of the Offering Prospectus is different and is entitled “The Offering”;
●	the section entitled “Risk Factors” on page 8 of the Offering Prospectus is different;
●	the section entitled “Use of Proceeds” on page 8 of the Offering Prospectus is different;
●	the section entitled “Description of Capital Stock and Securities We May Offer” beginning on page 8 of the Offering Prospectus is not included in the Sales Agreement Prospectus;
●	a section entitled “Dilution” is included in the Sales Agreement Prospectus;
●	the section entitled “Plan of Distribution” beginning on page 14 of the Offering Prospectus is different; and
●	the section entitled "Legal Matters" beginning on page 15 of the Offering Prospectus is different.

The Registrant has included in this Registration Statement a set of alternate pages for the Sales Agreement Prospectus to reflect the foregoing differences. The Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Sales Agreement Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the placement of shares pursuant to the Sales Agreement.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2016

PROSPECTUS

$150,000,000

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds up to $150,000,000:

●	common stock;

●	preferred stock;

●
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase any of the foregoing securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on The NASDAQ Global Market under the symbol “CBMG.” The last reported sale price of our common stock on The NASDAQ Global Market on May 20, 2016 was $15.52 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

●
our plans and expectations regarding the timing and outcome of our research, development, manufacturing, distribution and commercialization efforts, whether with partners or on our own, with primary research and manufacturing facilities in China, relating to our therapies derived from two major cell platforms: (i) Immune Cell therapy for treatment of a broad range of cancers using Vaccine, Tcm, TCR clonality, Chimeric Antigen Receptor T cell (“CAR-T”) and anti-PD-1 technologies for various liquid and solid cancerous diseases, and (ii) human adipose-derived mesenchymal progenitor cells (“haMPC”) for treatment of joint and autoimmune diseases comprised of Knee Osteoarthritis (“KOA”), and Cartilage Defect (“CD”) Asthma, and Chronic Obstructive Pulmonary Disease ("COPD") autologous and allogeneic therapies and any other proposed products, product candidates or approved products;

●
the domestic and international regulatory process and related laws, rules and regulations governing our technologies and our approved and proposed products and formulations, including: (i) the timing, status and results of our or our commercial partners’ filings with the U.S. Food and Drug Administration (“FDA”), Ministry of Health (“MOH”) and the China Food and Drug Administration (“CFDA”) or their foreign equivalents, (ii) the timing, status and results of non-clinical work and clinical studies, including regulatory review thereof and (ii) the heavily regulated industry in which we operate our business generally;

●	the significant challenges our newly acquired technology platform presents;

●	our ability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our products and product candidates;

●	Our reliance in significant part on outside scientists and their third-party research institutions for research and development and early clinical testing of our product candidates;

●	our ability, or the ability of our commercial partners to actually develop, commercialize, manufacture or distribute our products and product candidates;

●	our ability to generate commercially viable products and the market acceptance of our cell therapy and cell banking technologies and our proposed products and product candidates;

●
our ability to finance our operations on acceptable terms, either through the raising of capital, the incurrence of convertible or other indebtedness or through strategic financing or commercialization partnerships;

●
the protection and control afforded by our patents or other intellectual property, and any interest patents or other intellectual property that we license, or our or our partners’ ability to enforce our rights under such owned or licensed patents or other intellectual property;

●	our ability to maintain our licenses, patents or other intellectual property;

●	the outcome of ongoing or potential future litigation or other claims or disputes relating to our business, technologies, products or processes;

●
the ability of our manufacturing partners to supply us or our commercial partners with clinical or commercial supplies of our products in a safe, timely and regulatory compliant manner and the ability of such partners to address any regulatory issues that have arisen or may in the future arise;

●	competition existing today or that will likely arise in the future; and

●	regulatory oversight of our company by the SEC, FDA, CFDA, the NASDAQ Stock Market and other regulatory agencies.

-ii-

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance. Moreover, new risks regularly emerge and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and any accompanying prospectus supplement are based on information available to us on the date hereof or thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout (or incorporated by reference in) this prospectus, any accompanying prospectus and the documents we have filed with the SEC.

-iii-

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Cellular Biomedicine Group, Inc.,” “CBMG,” the “Company,” “we,” “us,” and “our” refer and relate to Cellular Biomedicine Group, Inc. and its consolidated subsidiaries.

Our Company

Cellular Biomedicine Group, Inc. is a biomedicine company, principally engaged in the development of new treatments for cancerous and degenerative diseases utilizing proprietary cell-based technologies.  Our technology includes two major cell platforms: (i) Immune Cell therapy for treatment of a broad range of cancers using T Central Memory Cell ("Tcm"), T Cells Receptor ("TCR") clonality analysis, Chimeric Antigen Receptor T cell (“CAR-T”) and anti-PD-1 technologies, and (ii) human adipose-derived mesenchymal progenitor cells (“haMPC”) for treatment of joint and autoimmune diseases, with primary research and manufacturing facilities in China, while meeting dual standards.

From February 6, 2013 to June 23, 2014, we operated the Company in two separate reportable segments: (i) Biomedicine Cell Therapy (“Biomedicine”); and (ii) Financial Consulting (“Consulting”).  The Consulting segment was conducted through our wholly-owned subsidiary EastBridge Investment Corp. (“Eastbridge Sub”).  On June 23, 2014, the Company announced the discontinuation of the Consulting segment as it no longer fits into management’s long-term strategy and vision.  The Company will focus resources on becoming a pure-play biotechnology company bringing therapies to improve the health of patients in China.

On September 26, 2014, the Company completed its acquisition of Beijing Agreen Biotechnology Co. Ltd. ("AG") and the U.S. patent held by Cellular Immunity Tech Ltd. (a company controlled by the founder).

AG is a biotech company with operations in China, engaged in the development of treatments for cancerous diseases utilizing proprietary cell technologies, which include without limitation, preparation of subset T Cell and clonality assay platform technology for treatment of a broad range of cancers by AG’s primary hospital partner, Jilin Hospital.

On February 9, 2015, the Company announced its acquisition of Chinese PLA General Hospital's ("PLAGH", Beijing, also known as "301 Hospital") Chimeric Antigen Receptor T cell (“CAR-T”) therapy, its recombinant expression vector CD19, CD20, CD30 and Human Epidermal Growth Factor Receptor's (EGFR or HER1) Immuno-Oncology patents applications, and Phase I clinical data of the aforementioned therapies and manufacturing knowledge.  The 301 Hospital team has conducted several preliminary clinical studies of various CAR-T constructs targeting CD19-positive acute lymphoblastic leukemia, CD20-positive lymphoma, CD30-positive Hodgkin's lymphoma and EGFR-HER1-positive advanced lung cancer, cholangiocarcinoma, pancreatic cancer, and renal cell carcinoma.  Pursuant to the terms of a technology transfer agreement, PLAGH agreed to transfer to the Company all of its right, title and interest in and to certain technologies currently owned by PLAGH (including, without limitation, four technologies and their pending patent applications) that relate to genetic engineering of chimeric antigen receptor (CAR)-modified T cells and its applications (collectively, the “Technology”).  In addition, PLAGH is responsible for obtaining governmental approval for the clinical trial related to the Technology, and the Company is responsible for the costs and expenses in connection therewith. The parties may collaborate to develop follow-on research and improvements on the Technology (collectively, the “Improvements”).  With respect to any Improvement achieved through the collaboration of the Company and PLAGH, the two parties will jointly own any intellectual property arising from such Improvement.  With respect to any Improvement achieved solely and independently by PLAGH, the Company has a right of first refusal to acquire any intellectual property arising from such Improvement.

When combined with CBMG's state-of-the art infrastructure and clinical platform, we anticipate that the aforementioned acquired technologies will enable improvement of cancer immune cell therapies and strategic combination therapies which will boost the Company's Immuno-Oncology presence, and pave the way for future partnerships. We plan to initiate certain cancer clinical trials utilizing such technologies upon receiving acceptance of the clinical trial designs with the principal investigator and obtaining the requisite approvals.

On June 26, 2015, the Company completed the acquisition of Blackbird BioFinance, LLC (“Blackbird”)’s University of South Florida (“USF”)’s license on the next generation cancer immunotherapy vaccine CD40LGVAX, its related technologies and technical knowledge.  Of the total consideration to be delivered to Blackbird for the purchased assets, $2,500,000 was delivered in cash and 28,120 shares of Company common stock (the "Closing Shares"), representing $1,050,000 of the purchase consideration, was issued and delivered to Blackbird. Another 18,747 shares (the “Holdback Shares”), representing $700,000 of the purchase consideration (subject to adjustments and satisfaction of certain conditions in line with similar transactions), were to be issued and delivered to Blackbird on November 4, 2015.   Based on the terms of the license, we believe the Company will pay potentially more than $25 million in future milestones and royalty payments.

Despite the advances of targeted therapies and recent breakthroughs with immune checkpoint inhibitors, such as anti-PD1 or PDL1 monoclonal antibody treatments, there are still significant unmet medical needs in Non-Small Cell Lung Cancer (“NSCLC”), and the disease remains largely incurable. We believe the CD40LGVAX vaccine, in combination with an anti-PD1 monoclonal antibody, may provide synergistic and improved clinical benefits in both PDL1 positive and negative patients. We previously anticipated a phase I/II clinical trial for the CD40LGVAX vaccine combined with PD-1 antibody to commence in the second half of 2015.  We currently evaluating both U.S. and non-U.S. options for furthering clinical trials for the CD40LGVAX vaccine following Moffitt Cancer Center’s notification to us that it will not be continuing its sponsorship of the U.S. CD40LGVAX Trial. In the third quarter of 2015 we reviewed and modified the design of CD40LGVAX trial by expanding the number of patient recruitment, changing from single site to multi-sites trial and adding stratification to the trial.  We are converting the CD40LGVAX Investigator Sponsor Research (“ISR”) to a CBMG IND trial. We are converting the CD40LGVAX Investigator Sponsor Research (“ISR”) to a CBMG IND trial.

Biomedicine Business

Our biomedicine business was founded in 2009 as a newly formed specialty biomedicine company by a team of seasoned Chinese-American executives, scientists and doctors. In 2010 we established a GMP facility in Wuxi, and in 2012 we established a U.S. Food and Drug Administration (“FDA”) GMP standard protocol-compliant manufacturing facility in Shanghai. Our focus has been to monetize the rapidly growing health care market in China by marketing and commercializing stem cell and immune cell therapeutics, related tools and products from our patent-protected homegrown cell technology developed by our research and development team, as well as by utilizing exclusively in-licensed and other acquired intellectual properties.

Our current treatment focal points are cancer and other degenerative diseases such as Knee Osteoarthritis (“KOA”), Asthma, Chronic Obstructive Pulmonary Disease (“COPD”) and Cartilage Defects.

Cancer. In the cancer field, our in-licensed TC-DC therapy utilizes dendritic cells that have been taught the unique "signature" of the patient's’ cancer, in order to trigger an effective immune response against cancer stem cells, the root cause of cancer metastasis and recurrence. Our Tumor Cell Target Dendritic Cell (“TC-DC”) product candidate has successfully completed a U.S. FDA Phase II clinical trial for the treatment of Metastatic Melanoma at the Hoag Medical Center in California. We have a process to develop human embryo-derived motor neuronal precursor cells and human embryo-derived neuronal precursor cells with high purity levels, validated by synapse formation, and have shown functional innervation with human muscle cells.  Under applicable international reciprocity procedures we are utilizing data generated in a U.S. Phase II clinical trial in an analogous China-based Phase I/II Clinical Trial for the treatment of Hepatocellular Carcinoma (“HCC”), a major type of Liver Cancer. Management believes we will be able to leverage skin cancer data produced in ongoing trials in the U.S., and apply it toward advancing our product candidate for the treatment of liver cancer and other cancer-related indications.  As of December 31, 2013, we have completed the HCC Phase I trial. With the advent of more advanced technologies in our portfolio, at present we do not plan on continuing the HCC trial. We are evaluating hospitals’ post Tcm treatment data to ascertain whether clinical studies for certain cancer disease indications may be warranted.   We plan to continue to evaluate and prioritize our cancer clinical trial indications for commercialization using safe and effective therapy or combination therapies. We announced results from our Phase I trial for certain of CAR-T cancer immunotherapy programs on March 25, May 21, and late September, 2015. The Phase I trial data for the CD19, CD20 and CD30 and EGFR HER 1 constructs showed a positive response rate under controllable toxicities.

On October 26, 2015, the Company announced results from the PLAGH Phase IIa clinical trial evaluating the safety, feasibility and anti-tumor activity of its acquired (CAR-T) immunotherapy CBM-CD20.1 targeting CD20 for the treatment of patients with advanced B-cell non-Hodgkin lymphoma (NHL).  Overall objective response rate (ORR) is 80.0% (8/10) with durable responses observed.  A total of ten patients were treated with CBM-CD20.1 (seven patients with diffuse large B-cell lymphoma (DLBCL) and three patients with other types of NHL). The Phase IIa results showed that CBM-CD20.1 immunotherapy was safe, well tolerated, and efficacious in the treatment of patients with advanced NHL. The data was selected for an oral presentation entitled “Treatment of CD20-directed Chimeric Antigen Receptor-modified T cells in Patients with advanced B-cell Non-Hodgkin Lymphoma: An Early Phase IIa Trial Report” at the 2015 4th International Conference on Translational Medicine in Baltimore.

KOA.  In 2013, we completed a Phase I/IIa clinical trial for our “KOA therapy named ReJoin™. The trial tested the safety and efficacy of intra-articular injections of autologous haMPCs in order to reduce inflammation and repair damaged joint cartilage. The 6-month follow-up clinical data showed ReJoin™ therapy to be both safe and effective.

In Q2 2014 we completed patient enrollment for the Phase IIb clinical trial of ReJoin™  for KOA. The multi-center study has enrolled 53 patients to participate in a randomized, single blind trial. We published 48-week follow-up data of Phase I/IIa on December 5, 2014.  The 48-week data indicated that patients have reported a decrease in pain and a significant improvement in mobility and flexibility, while the clinical data shows our ReJoin™ regenerative medicine treatment to be safe.  We announced interim Phase IIb clinical trial results of KOA therapy named ReJoin™  on March 25, 2015, which confirmed that the primary and secondary endpoints of ReJoin™ therapy groups have all improved significantly compared to their baseline. We released positive 48 week follow-up data in January 2016.

Cartilage Damage.  In January 2015 we initiated patient recruitment to support a study of ReJoin™  haMPC therapy for Cartilage Defects (“CD”) resulting from osteoarthritis (“OA”) or sports injury. The study is based on the same science that has shown tremendous progress in the treatment of KOA. Both arthroscopy and the use of magnetic resonance imaging (“MRI”) will be deployed to further demonstrate the regenerative efficacy of ReJoin™ on CD.

 Asthma.  In Q1 of 2014 we began a pre-clinical study on haMPC therapy for asthma. The pre-clinical study, conducted by Shanghai First People’s Hospital, a leading teaching hospital affiliated with Shanghai Jiaotong University, will evaluate the safety and efficacy of haMPCs to treat severe asthma.

COPD. COPD refers to a group of diseases that block airflow to the lungs and make it difficult to breathe. The two most common conditions that make up COPD are chronic bronchitis and emphysema, which gradually destroys the smallest air passages (bronchioles) in the lungs. Currently the common treatments for COPD, such as use of steroids, inhalers and bronchodilator drugs, aim to control the symptoms and minimize further damage, but do not reverse the tissue damage. The major risk factors for COPD in China are tobacco smoking, biomass fuel use and genetic susceptibility.

Our pre-clinical COPD study is being conducted by Shanghai First People's Hospital, a leading teaching hospital affiliated with Shanghai Jiaotong University. Professor Zhou Xin, director of the hospital's respiratory department and chairperson of Respiratory Diseases Division of Shanghai Medical Association, will lead the study as Principal Investigator.

The  unique lines of adult adipose-derived stem cells and the immune cell therapies enable us to create multiple cell formulations in treating specific medical conditions and diseases, as well as applying single cell types in a specific treatment protocol. Management believes that our adult adipose-derived line will become commercially viable and market-ready within three to four years. In addition, we plan to assess and initiate cancer clinical trials leading to commercialization using safe and most effective therapy or combination therapies. Our facilities are certified to meet the international standards NSF/ANSI 49, ISO-14644 (or equivalent), ANSI/NCSL Z-540-1 and 10CFR21, as well as CFDA standards CNAS L0221. In addition to standard protocols, we use proprietary processes and procedures for manufacturing our cell lines, comprised of:

●	Banking processes that ensure cell preservation and viability;

●	DNA identification for stem cell ownership; and

●	Bio-safety testing at independently certified laboratories.

In July 2015, the Company has received two new certifications from the CFDA for its proprietary cell and tissue preservation media kits respectively, in accordance with the CFDA’s new regulations announced on June 1, 2015. These certified kits enable long-term preservation and long distance shipment of cells and tissue, without freezing them down, from and to the point of care for ready applications by physicians. The latest certifications further strengthen our Vertically Integrated Cell Manufacturing System (“VICMS”) to centralize the processing and supplying of autologous cell therapies, and reinforce our potential to be a world-class biotechnology company, serving large unmet medical needs.

Our Strategy

The majority of our biomedicine business is in the development stage. We intend to concentrate our business on cell therapies and in the near-term, carrying our KOA stem cell therapy and cancer immune cell therapies to commercialization.

With the recent addition of our cancer immune cell therapy resources, we plan to evaluate and prioritize our cancer clinical trial indications for commercialization using safe and most effective therapy or combination therapies. The Company believes that, when integrated with CBMG's state-of-the-art infrastructure and clinical platform, the aforementioned acquired AG, 301 Hospital and USF technologies will improve our cancer immune cell therapies clinical pathway and pave the way for collaboration with renowned institutions. We plan to initiate certain cancer clinical trials upon receiving acceptance of the clinical trial designs with the principal investigator and obtaining the requisite approvals.

In the next 12 months, we aim to accomplish the following:

●	Confirm the safety and tolerability profile of CBM-EGFR.1 in cholangiocarcinoma and NSCLC;
●	Explore the CBM-EGFR.1 opportunities in other solid tumor indications;
●	Seek early possibilities of conducting multi-center Phase IIb trials to validate the clinical activity from early CBM-EGFR.1 observation;
●	Confirm the safety and tolerability profile of CBM-CD20.1 targeting CD20 for NHL;
●	Explore the CBM-CD20.1 opportunities in other cancer indications;
●	Seek early possibilities of conducting multi-center Phase IIb trials to validate the clinical activity from early CBM-CD20.1 observation;
●	Evaluate potential partners to develop an immunohistochemistry based diagnostic assay to aid in the patient selection whenever needed;
●	Launch Phase II trials to explore the efficacy and safety of CD19 or CD20 CAR-T mono or combination therapies in chemo refractory/relapsing patients with hematological malignancies;
●	File new CAR-T and other patents;
●	Obtain approval for pending patents;
●	Evaluate the feasibility of sponsoring a multi-sites Phase I/II clinical study to support the New Drug Application (NDA) for the U.S. CD40LGVAX trial;
●
Evaluate feasibility of sponsoring a registration trial-like clinical study to support the New Drug Application (NDA) for an allogeneic haMPC Knee Osteoarthritis therapy (“Allo KOA”) study in the United States;

●	Complete preclinical GLP safety evaluation studies of haMPC for Asthma and Chronic Obstructive Pulmonary Disease (COPD);
●	Provide update on Cartilage Damage clinical study;
●	Develop preclinical package for allogeneic haMPC therapy for COPD/Asthma clinical trial;
●	Continue to seek advanced technologies to bolster our CAR-T China market position;
●	Bolster R&D resources to fortify our intellectual properties portfolio and scientific development;
●	File registration for our 2014 Stock Option Plan; and
●	Improve liquidity by registering the shares sold in previous private placements and further fortify our balance sheet by courting institutional investors.

We are developing our business in cell therapeutics and capitalizing on the increasing importance and promise that adult stem cells have in regenerative medicine. Our most advanced candidate involves adipose-derived mesenchymal stem cells to treat KOA.

Presently we have two autologous cell therapy candidates undergoing clinical trials in China, for the treatment of KOA and CD. If and when these therapies gain regulatory approval in the PRC, we will be able to market and offer them for clinical use. Although our biomedicine business was very recently organized, our technologies have been in development for decades, and our focus is on the latest translational stages of product development, principally from the pre-clinical trial stage to regulatory approval and commercialization of new therapies.

Our strategy is to develop safe and effective cellular medicine therapies for indications that represent a large unmet need in China, based on technologies developed both in-house and obtained through acquisition, licensing and collaboration arrangements with other companies. Our near term objective is to pursue successful clinical trials in China for our KOA application, followed by our CD and Asthma therapies.  We intend to utilize our comprehensive cell platform to support multiple cell lines to pursue multiple therapies, both allogeneic and autologous. We intend to apply U.S. Standard Operating Procedures ("SOPs") and protocols while complying with Chinese regulations, while owning, developing and executing our own clinical trial protocols. We plan to establish domestic and international joint ventures or partnerships to set up cell laboratories and/or research facilities, acquire technology or in-license technology from outside of China, and build affiliations with hospitals, to develop a commercialization path for our therapies, once approved. We intend to use our first-mover advantage in China, against a backdrop of enhanced regulation by the central government, to differentiate ourselves from the competition and establish a leading position in the China cell therapeutic market.  We also intend to out-license our technologies to interested parties and explore the feasibility of a U.S. allogeneic KOA clinical study with the FDA.

CBMG initially plans to use its centralized manufacturing facility located in Shanghai to service multiple hospitals within 200 km of the facility.  We aim to complete clinical trials for our KOA and CD therapy candidates as soon as practicable. Our goal is to first obtain regulatory permission for commercial use of the therapies for the respective hospitals in which the trials are being conducted. CBMG plans to scale up its customer base by qualifying multiple additional hospitals for the post-trial use of therapies, once approved, by following regulatory guidelines.

With the AG acquisition we intend to monetize AG’s U.S. and Chinese intellectual property for immune cell therapy preparation methodologies and patient immunity assessment by engaging with prominent hospitals to conduct pre-clinical and clinical studies in specific cancer indications. The T Cell clonality analysis technology patent, together with AG’s other know-how for immunity analysis, will enable the Company to establish an immunoassay platform that is crucial for immunity evaluation of patients with immune disorders as well as cancerous diseases that are undergoing therapy.

We believe that few competitors in China are as well-equipped as we are in the clinical trial development, diversified U.S. FDA protocol compliant manufacturing facilities, regulatory compliance and policy making participation, as well as a long-term presence in the U.S. with U.S.-based management and investor base.

We intend to continue our business development efforts by adding other proven domestic and international biotechnology partners to monetize the China health care market.

In order to expedite fulfillment of patient treatment CBMG has been actively developing technologies and products with a strong intellectual properties protection, including haMPC, derived from fat tissue, for the treatment of KOA, CD, Asthma, COPD and other indications. CBMG’s acquisition of AG provides an enlarged opportunity to expand the application of its cancer therapy-enabling technologies and to initiate clinical trials with leading cancer hospitals.  With the AG acquisition, we will continue to seek to empower hospitals' immune cell cancer therapy development programs that help patients improve their quality of life and improve their survival rate.

CBMG's proprietary and patent-protected production processes and clinical protocols enable us to produce raw material, manufacture cells, and conduct cell banking and distribution. Applying our proprietary intellectual property, we will be able to customize specialize formulations to address complex diseases and debilitating conditions.

CBMG has been developing disease-specific clinical treatment protocols. These protocols are designed for each of these proprietary cell lines to address patient-specific medical conditions. These protocols include medical assessment to qualify each patient for treatment, evaluation of each patient before and after a specific therapy, cell transplantation methodologies including dosage, frequency and the use of adjunct therapies, potential adverse effects and their proper management.

The protocols of haMPC therapy for KOA and CD have been approved by the hospitals’ Institutional Review Board for clinical trials. Once the trials are completed, the clinical data will be analyzed by a qualified third party statistician and reports will be filed by the hospitals to regulatory agencies for approval for use in treating patients.

CBMG has three cGMP facilities in Beijing, Shanghai and Wuxi, China that meet international standards and have been certified by the CFDA. In any precision setting, it is vital that all controlled-environment equipment meet certain design standards. To achieve this goal, our Shanghai cleanroom facility underwent an ISO-14644 cleanroom certification. Additionally, our facilities have been certified to meet the ISO-9001 Quality Management standard by SGS Group, and accredited by the American National Bureau of Accreditation (“ANBA”). These cGMP facilities make CBMG one of the few companies in China with facilities that have been certified by US- and European-based, FDA authorized ISO accreditation institutions.

In total, our cGMP facilities have over 23,000 sq. ft. of cleanroom space with the capacity for nine independent cell production lines.

Most importantly, CBMG has a manufacturing and technology team with more than 30 years of relevant experience in China, EU, and the United States. All of these factors make CBMG a high quality cell products manufacturer in China.

Subsidiaries and Affiliates

We conduct our business operations through the following subsidiaries (including a controlled various interest entity (“VIE”):

CBMG BVI, a British Virgin Islands corporation, is a holding company and a wholly-owned subsidiary of Cellular Biomedicine Group, Inc. (NASDAQ: CBMG), a Delaware corporation. We operate our biomedicine business through CBMG BVI and its subsidiary and controlled VIE.

Cellular Biomedicine Group HK Limited, a Hong Kong company limited by shares, is a holding company and wholly-owned subsidiary of CBMG BVI.

Cellular Biomedicine Group Ltd. (Wuxi), license number 320200400034410 (“WFOE”) is a wholly foreign-owned entity that is 100% owned by Cellular Biomedicine Group HK Limited.  This entity’s legal name in China is 西比曼生物科技（无锡）有限公司 , which directly translates to “Xi Biman Biological Technology (Wuxi) Co. Ltd.”  WFOE controls and holds ownership rights in the business, assets and operations of Cellular Biomedicine Group Ltd. (Shanghai) (“CBMG Shanghai”) through variable interest entity ("VIE") agreements.  We conduct certain biomedicine business activities through WFOE, including lab kit production and research.

Cellular Biomedicine Group Ltd. (Shanghai) license number 310104000501869, is a PRC domestic corporation, which we control and hold ownership rights in, through WFOE and the above-mentioned VIE agreements.  This entity’s legal name in China is 西比曼生物科技（上海）有限公司 , which directly translates to “Xi Biman Biotech (Shanghai) Co., Ltd.”  We conduct certain biomedicine business activities through CBMG Shanghai, including clinical trials and certain other activities requiring a domestic license in the PRC.  Mr. Chen Mingzhe and Mr. Cao Wei (our President, Chief Operating Officer and director) together are the record holders of all of the outstanding registered capital of CBMG Shanghai.  Mr. Chen and Mr. Cao are also directors of CBMG Shanghai constituting the entire management of the same.   Mr. Chen and Mr. Cao receive no compensation for their roles as managers of CBMG Shanghai.

Agreen Biotech Co. Ltd. is a PRC domestic corporation and a wholly-owned subsidiary of CBMG Shanghai. AG is a cancer-therapy-focused developmental stage company whose intellectual property (including the intellectual property of AG’s founder, which the Company also acquired) is comprised of TCR clonality analysis technology and Tcm and Dendritic Cell ("DC") preparation methodologies.

Cellular Biomedicine Group Vax, Inc., a corporation incorporated in the State of California, is a wholly-owned subsidiary of Cellular Biomedicine Group, Inc.  It holds the assets acquired from Blackbird, including the license on the next generation cancer immunotherapy vaccine CD40LGVAX, its related technologies and technical knowledge.

Legal Proceedings

On April 21, 2015, a putative class action complaint was filed against the Company in the U.S. District Court for the Northern District of California captioned Bonnano v. Cellular Biomedicine Group, Inc., 3:15-cv-01795-WHO (N.D. Ca.).  The complaint also named Wei Cao, the Company’s then-Chief Executive Officer, and Tony Liu, the Company’s Chief Financial Officer, as defendants.  The complaint alleged that during the class period, June 18, 2014, through April 7, 2015, the Company made material misrepresentations in its periodic reports filed with the SEC.  The complaint alleged a cause of action under Section 10(b) of the Securities Exchange Act of 1934 (the “1934 Act”) against all defendants and under Section 20(a) of the 1934 Act against the individual defendants. The complaint did not state the amount of the damages sought.

On June 3, 2015, defendants were served.  On June 29, 2015, the Court ordered, as stipulated by the parties, that defendants are not required to respond to the initial complaint in this action until such time as a lead plaintiff and lead counsel have been appointed and a consolidated complaint has been filed.  The deadline for filing motions for the appointment of lead plaintiff and selection of lead counsel was June 22, 2015.  On that date, one motion was filed by the Rosen Law Firm on behalf of putative plaintiff Michelle Jackson.  On August 3, 2015, having received no opposition, the Court appointed Jackson as lead plaintiff and the Rosen Law Firm as class counsel.  As stipulated among the parties, Jackson filed an amended class action complaint on September 17, 2015.

The amended complaint names ten additional individuals and entities as defendants (“additional defendants”), none of whom were affiliated with the Company, and asserted an additional claim under Section 10(b) and Rule 10b-5(a) and (c) thereunder that the Company purportedly engaged in a scheme with the additional defendants to promote its securities.  The amended complaint did not assert any claims against Mr. Liu.

On January 19, 2016, the Company filed a motion to dismiss, which was argued on April 20, 2016.  On May 20, 2016, the Court granted the motion to dismiss with leave to amend.  Plaintiffs may amend the complaint within 20 days of the order. The Company anticipates that it will move to dismiss the amended complaint if one is filed.

The Company believes that the claims do not have merit and intends to vigorously defend against them.   At this early stage of the proceedings it is not possible to evaluate the likelihood of an unfavorable outcome or to estimate the range of potential loss.

Other than as disclosed above, we are not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

Additional Information

Since inception and through December 31, 2015, we have recorded accumulated losses totaling approximately $57.3 million. Our historical operating losses have resulted principally from our research and development activities, including clinical trial activities for our product candidates and general and administrative expenses. Ultimately, if we secure additional approvals from the MOH, CFDA and other regulatory bodies throughout the world for our product candidates, our goal will be to augment our current sources of revenue and, as applicable, deferred revenue (principally licensing fees), with sales of such products or royalties from such sales, on which we may pay royalties or other fees to our licensors and/or third-party collaborators as applicable.

We have based our estimates of development costs, market size estimates, peak annual sales projections and similar matters described or incorporated by reference in this prospectus on our market research, third party reports and publicly available information which we consider reliable. However, readers are advised that the projected dates for filing and approval of our drug applications with the MOH, CFDA or other regulatory authorities, our estimates of development costs, our projected sales and similar metrics regarding our KOA and CD therapies or any other product candidates discussed elsewhere (or incorporated by reference) in this prospectus are merely estimates and subject to many factors, many of which may be beyond our control, which will likely cause us to revise such estimates. Readers are also advised that our projected sales figures do not take into account the royalties and other payments we will need to make to our licensors and strategic partners. Our estimates are based upon our management’s reasonable judgments given the information available and their previous experiences, although such estimates may not prove to be accurate.

Corporate Information

Our principal executive offices are located at 19925 Stevens Creek Blvd., Suite 100 Cupertino, CA 95014. Our telephone number is: (408) 973-7884.

The Securities We May Offer

We may offer and sell from time to time up to an aggregate of $150,000,000 of any of, or units comprised of, or other combinations of, the following securities:
 Common Stock. We may issue shares of our common stock. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or series common stock. Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Preferred Stock. We may issue shares of our preferred stock in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities either separately or together with, upon conversion of or in exchange for other securities. It is likely that the debt securities that we may issue will not be issued under an indenture.

Warrants. We may issue warrants to purchase shares of preferred stock, common stock or debt securities of our company. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. To the extent the warrants are publicly-traded, we will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights. We may issue rights to purchase of preferred stock or common stock or debt securities of our company. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

Units. We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement. We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. Such prospectus supplement will contain, among other pertinent information, the following information about the offered securities:

●	title and amount;
●	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;
●	any market listing and trading symbol;
●	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and
●	the specific terms of the offered securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our subsequent filings under the Exchange Act, which risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2015, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities hereunder for the clinical and regulatory advancement of our product candidates; for commercialization of our products, including potential sales and marketing of products on our own behalf; for potential acquisitions of new technologies and products; and to meet working capital needs. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE MAY OFFER

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of the date of this prospectus, our outstanding capital stock consists of 11,991,188 shares of common stock, $.001 par value, and no shares of preferred stock. These figures do not include securities that may be issued: (i) pursuant to our Amended and Restated 2011 Incentive Plan; (ii) pursuant to our 2013 Stock Incentive Plan; or (iii) pursuant to our 2014 Stock Incentive Plan.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $150,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;
●	rights to purchase our securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of May 6, 2016, there were 14,089,268 shares of common stock issued and outstanding, held of record by approximately 1,700 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Our board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.  The common stock has no cumulative voting rights, including with respect to the election of directors.

Subject to preferential rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;
●	the dividend rate (and whether dividends are cumulative);
●	conversion rights, if any;
●	voting rights;
●	rights and terms of redemption (including sinking fund provisions, if any);
●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and
●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	the title of the series and the number of shares in the series;
●	the price at which the preferred stock will be offered;
●
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;
●
the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;
●
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●
the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;
●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;
●	any preemptive rights;
●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
●
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●
the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;
●
whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;
●
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●
our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;
●
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;
●
any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●
if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●
the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●
any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

 Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

Transfer Agent and Registrar

Corporate Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on The NASDAQ Global Market under the trading symbol “CBMG.”

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the terms of the offering;
●	the name or names of the underwriters, if any;
●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

 Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2015 and for the year then ended and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2014 and for the years ended December 31, 2014 and 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, NY 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on March 14, 2016;
●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 as filed with the SEC on May 9, 2016;
●
our Current Reports on Form 8-K and/or their amendments as filed with the SEC on January 11, 2016, January 28, 2016 , February 10, 2016, April 15, 2016, April 20, 2016, May 5, 2016 and May 25, 2016; and

●
the description of our common stock contained in our Form 8-A filed with the SEC on June 13, 2014, and as it may be further amended from time to time, under the caption “Item 1. Description of Registrant’s Securities to be Registered.”

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Cellular Biomedicine Group, Inc.
19925 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014
Telephone: (408) 973-7884
Attention: Tony Liu

$150,000,000

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

Prospectus

             , 2016

[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2016

PROSPECTUS

Up to 5,137,905 Shares of
Common Stock

This prospectus relates to the resale of up to 5,137,905 shares (the “Shares”) of our common stock, par value $.001 per share of Cellular Biomedicine Group, Inc. a Delaware corporation, for sale by the selling stockholders named herein (the “Selling Stockholders”) for their own accounts.  The shares to be sold by the Selling Stockholders include: (i) up to 2,348,888 shares of our common stock issued in connection with the two closings on a private placement financing in February and April 2016  (the “2016 PIPE”) and related finder fee; (i) up to 436,841 shares of our common stock issued in connection with a $19.6 million private placement financing conducted in March 2015 (the “March 2015 PIPE”); (iii) up to 298,507 shares of our common stock issued in connection with a $10 million private placement financing in June 2014 (the “June 2014 PIPE”) and subsequent exercise of an option granted by us to Venture Garden Limited, an entity wholly owned by an investor in the June 2014 PIPE (the “Option”); (iv) up to 214,286 shares of our common stock issued in connection with a $6.9 million private placement financing conducted in December 2013 through March 2014 (the “December 2014 PIPE”); (v) up to 752,236 shares of our common stock issued in connection with a $4.0 million private placement financing conducted in July and August 2013 (the “July 2013 PIPE”); (vi) up to 962,076 shares of our common stock issued to the shareholders of Cellular Biomedicine Group Ltd. in connection with our merger with Eastbridge Investment Group Corporation in February 2013; (vii) up to 75,000 shares of our common stock issued in connection with the acquisition of certain intellectual property of Beijing Agreen Biotechnology Co. Ltd., its founder, and Cellular Immunity Tech Ltd. (a company controlled by the founder) (the “AG Acquisition”); (viii) up to 46,867 shares of our common stock issued in connection with the acquisition of certain license rights from Blackbird BioFinance, LLC (the “Blackbird Acquisition”) and (ix) up to 3,204 shares of our common stock issued to certain officers and directors of Cellular Biomedicine Group Ltd. and Cellular Biomedicine Group, Inc. as compensation for services rendered.

To the extent the Selling Stockholders wish to sell their shares of our common stock as provided for herein, they may offer and sell such shares on a continuous or delayed basis in the future.  These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices.  We will not receive any of the proceeds from the sale of the shares of common stock underlying the Option, but we will receive funds upon the exercise of the Option.  See “Use of Proceeds” on page 8. We have agreed to pay the expenses in connection with the registration of the Shares.

Our common stock is listed on The NASDAQ Global Market under the symbol “CBMG.” The last reported sale price of our common stock on May 20, 2016 was $15.52.

Investing in our securities involves a high degree of risk. You should read this prospectus and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of risks applicable to us and an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

[ALTERNATE PAGE]

The Offering

Common stock outstanding prior to the offering	14,089,268 shares of common stock issued and outstanding as of May 6, 2016.
Common stock offered by the Selling Stockholders
Up to 5,137,905 shares of common stock for sale by the Selling Stockholders for their own account.  These shares include:

(i)     Up to 2,348,888 shares of our common stock issued in connection with the 2016 PIPE and related finder fee;

(ii)     up to 436,841 shares of our common stock issued in connection with the March 2015 PIPE;

(iii)    up to 298,507 shares of our common stock issued in connection with the June 2014 PIPE and subsequent exercise of the Option;

(iv)   up to 214,286 shares of our common stock issued in connection with the December 2014 PIPE;

(v)    up to 752,236 shares of our common stock issued in connection with the July 2013 PIPE;

(vi)   up to 962,076 shares of our common stock issued to the shareholders of Cellular Biomedicine Group Ltd. in connection with our merger with Eastbridge Investment Group Corporation in February 2013;

(vii)  up to 75,000 shares of our common stock issued in connection with the AG Acquisition;

(viii) up to 46,867 shares of our common stock issued in connection with the Blackbird Acquisition; and

(ix)    up to 3,204 shares of our common stock issued to certain officers and directors of Cellular Biomedicine Group Ltd. and Cellular Biomedicine Group, Inc. as compensation for services rendered.

Proceeds	We will not receive any proceeds from the sale of our common stock by the Selling Stockholders.
Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”
NASDAQ Global Market Symbol	CBMG

The number of shares of our common stock that will be outstanding immediately prior this offering as shown above is based on 14,089,268 shares outstanding as of May 6, 2016. The number of shares outstanding as of the date of this prospectus, as used throughout this prospectus, unless otherwise indicated, excludes the following, all as of May 6, 2016:

●	383,730 shares of our common stock issuable upon exercise of stock options outstanding under our 2011 Incentive Stock Option Plan, which had a weighted average exercise price of $7.17 per share;
●	859,654 shares of our common stock issuable upon exercise of stock options outstanding under our 2013 Stock Incentive Plan, which had a weighted average exercise price of $8.66 per share; and
●
680,390 shares of our common stock issuable upon exercise of stock options outstanding under our 2014 Stock Incentive Plan, which had a weighted average exercise price of $19.90 per share, and 78,337 shares of our common stock outstanding under our 2014 Stock Incentive Plan subject to vest before January 22, 2019.

[ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock registered hereunder.

[ALTERNATE PAGE]

SELLING STOCKHOLDERS

Up to 5,137,905 shares of common stock are being offered by this prospectus for sale by the Selling Stockholders for their own account.  These shares include: (i) up to 2,348,888 shares of our common stock issued in connection with the 2016 PIPE and related finder fee; (ii) up to 436,841 shares of our common stock issued in connection with the March 2015 PIPE; (iii) up to 298,507 shares of our common stock issued in connection with the June 2014 PIPE and subsequent exercise of the Option; (iv) up to 214,286 shares of our common stock issued in connection with the December 2014 PIPE;  (v) up to 752,236 shares of our common stock issued in connection with the July 2013 PIPE; (vi) up to 962,076 shares of our common stock issued to the shareholders of Cellular Biomedicine Group Ltd. in connection with our merger with Eastbridge Investment Group Corporation in February 2013; (vii) up to 75,000 shares of our common stock issued in connection with the AG Acquisition; (viii) up to 46,867 shares of our common stock issued in connection with the Blackbird Acquisition; and (ix) up to 3,204 shares of our common stock issued to certain officers and directors of Cellular Biomedicine Group Ltd. and Cellular Biomedicine Group, Inc. as compensation for services rendered.

The shares issued in the 2016 PIPE are being registered herein pursuant to the Company’s obligation under the terms of the 2016 PIPE to use commercially reasonable efforts to prepare and file a registration statement covering the resale of such shares by May 4, 2016.

On June 26, 2015, the Company completed the Blackbird Acquisition pursuant to which it acquired all of Blackbird BioFinance, LLC’s (“Blackbird”) right, title and interest in and to the University of South Florida (“USF”)’s license on the next generation cancer immunotherapy vaccine CD40LGVAX, its related technologies and technical knowledge. Of the total consideration to be delivered to Blackbird for the assets the Company purchased from Blackbird, $2,500,000 was delivered in cash and 28,120 shares of Company common stock, representing $1,050,000 of the purchase consideration, was issued and delivered to Blackbird. Another 18,747 shares, representing $700,000 of the purchase consideration (subject to adjustments and satisfaction of certain conditions in line with similar transactions), were issued and delivered to Blackbird in November 2015.  All 46,867 shares of common stock issued to Blackbird and its designees are being registered herein.

The shares issued in the March 2015 PIPE are being registered herein pursuant to the Company’s obligation under the terms of the March 2015 PIPE to use commercially reasonable efforts to prepare and file a registration statement covering the resale of such shares by April 27, 2015.

On September 26, 2014, the Company completed its acquisition of Beijing Agreen Biotechnology Co. Ltd. ("AG") and the U.S. patent held by AG’s founder in exchange for cash of $3.28 million and the issuance of 828,522 shares of Company common stock. 75,000 shares of common stock issued to AG’s founder are being registered herein.

The shares issued in the June 2014 PIPE and the shares issued upon exercise of the Option are being registered herein pursuant to the Company’s obligation under the terms of the June 2014 PIPE and the Option to use commercially reasonable efforts to prepare and file a registration statement covering the resale of such shares by September 16, 2014.  In December 2014, the Option was exercised in full.  Immediately prior to exercise, a portion of the Option was assigned by the holder, Venture Garden Limited, to Yusen Holdings Limited, Navibell Venture Corp., Mission Right Limited, and Maplebrook Limited in the amounts listed in the following table.

The shares issued in the December 2013 PIPE are being registered herein pursuant to the Company’s obligation under the terms of the December 2013 PIPE to use commercially reasonable efforts to prepare and file a registration statement covering the resale of such shares by March 31, 2014.

The shares issued in the July 2013 PIPE are being registered herein pursuant to the Company’s obligation under the terms of the July 2013 PIPE to use commercially reasonable efforts to prepare and file a registration statement covering the resale of such shares by September 28, 2013.

As used in this prospectus, the term “Selling Stockholders” includes the selling stockholders and their respective transferees, assignees, pledgees, donees or other successors.

All proceeds of this offering will be received by the Selling Stockholders for their own accounts.  We may receive proceeds in connection with the exercise of the Option and the underlying shares associated with which may, in turn, be sold by the Selling Stockholders.

The following table sets forth, to our knowledge, information as of May 6, 2016 (unless otherwise indicated), regarding ownership of our common stock by the Selling Stockholders, both before and immediately after the offering.  Actual common stock ownership by the Selling Stockholders includes and is subject to the exercise of options issued under our 2011, 2013 and 2014 stock incentive plans, among other factors.  The percentage of ownership for the selling stockholders is based on shares of common stock outstanding as of May 6, 2016.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the respective accounts of the selling stockholders.  After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Position or other Material Relationship	Total number of shares of common stock owned prior to the offering	Number of shares to be offered for the account of the selling stockholder	Number of shares owned after this offering	Percentage to be beneficially owned after this offering
TEOH PEI CHIN		351,650	110,106	241,544	2.5%
NAVIBELL VENTURE CORP (1)		314,286	314,286	-	2.2%
ZHOU ZHENG		298,507	298,507	-	2.1%
HUIJUN YANG		230,000	150,000	80,000	1.6%
WHITE PALACE INTERNATIONAL LTD (2)		194,030	149,253	44,777	1.4%
RICH PREMIER HOLDINGS LTD (3)		149,253	149,253	-	1.1%
DEJIAN LIU		149,253	149,253	-	1.1%
WEN TAO LIU (4)	Director of CBMG	382,187	131,085	251,102	2.7%
HEALTHCREST AG (5)		119,000	119,000	-	*
BIZUO LIU (6)	CEO, CFO and Director of CBMG	579,100	100,000	479,100	4.0%
ZHONG C KOU		75,000	75,000	-	*
DEMILLE MANAGEMENT LTD (7)		50,000	50,000	-	*
SJ FRONTIER LIMITED (8)		44,776	44,776	-	*
MENG MING RONG		40,039	40,039	-	*
CHEN MING ZHE		34,033	34,033	-	*
WENQIAN WANG		29,851	29,851	-	*
AMPLECITY HOLDINGS LIMITED (9)		29,850	29,850	-	*

Name	Position or other Material Relationship	Total number of shares of common stock owned prior to the offering	Number of shares to be offered for the account of the selling stockholder	Number of shares owned after this offering	Percentage to be beneficially owned after this offering
W & J DEVELOPMENT LTD (10)	William Cao, Former Director of CBMG, jointly owns W&J Development Ltd. with his spouse	199,617	199,617	-	*
JESSICA JIA CHANG		17,849	17,849	-	*
YI ZHU DOLLENBACHER		13,570	13,570	-	*
GIULIO ANTONELLO		5,263	5,263	-	*
SARAH SCHWELLER		19,357	5,207	14,150	*
DAI JIANPING		11,888	4,005	7,883	*
HOWARD JOHN ROSEN		4,004	4,004	-	*
MARK HOWARD BERMAN		2,003	2,003	-	*
ZHANG (HELEN) LI		59,502	2,002	57,500	*
DEREK H MUHS		168,955	1,602	167,353	1.2%
GUAN ZHAN JUN		1,441	1,441	-	*
ZHENLU LI		24,012	2,012	22,000	*
WANG JIERONG		691	691	-	*
SHOUSHU JIAO		601	601	-	*
LUYI ZHANG		16,969	1,002	15,967	*
LUO HUI		184,211	184,211	-	1.3%
OCTOBER STORY GLOBAL LIMITED (11)		68,421	68,421	-	*
LEONARDO MARSEGLIA		52,632	52,632	-	*
CHEN WEIXING		52,631	52,631	-	*
MAGNITUDE PTE LTD (12)		39,260	39,260	-	*
SINOBROTHERS INVESTMENT HOLDINGS LTD (13)		36,151	36,151	-	*
EVER BONUS WEALTH LIMITED (14)		26,316	26,316	-	*
WANG WOO HONG		26,315	26,315	-	*
UNIVERSITY OF SOUTH FLORIDA RESEARCH FOUNDATION (15)		1,592	1,592	-	*
BLACKBIRD BIOFINANCE LLC (16)		455	455	-	*
SAM SHRIVASTAVA (16)		20,228	20,228	-	*
SCOTT ANTONIA		21,821	21,821	-	*
DAVID SOBEK		910	910	-	*
BRAD HILL		455	455	-	*
SHENG WEI		1,406	1,406	-	*
OPEA S.R.L. (17)		21,052	21,052	-	*
XU QIANG		78,888	78,888	-	*
DANGDAI INTERNATIONAL GROUP CO., LTD. (18)		2,270,000	2,270,000	-	16.1%

* Less than 1%

(1)	Navibell Venture Corp. is wholly owned by The Xie Family Trust. Xie Shihuang is trustee of the Xie Family Trust and has voting and dispositive power over the shares held by Navibell Venture Corp.
(2)	Ming Zeng has voting and dispositive power over the shares held by White Palace International Ltd.
(3)	Zhang Xiangdong has voting and dispositive power over the shares held by Rich Premier Holdings Ltd.
(4)
Wen Tao Liu’s total number of shares owned prior to and after the offering include 146,667 options to purchase Common Stock under the 2011 Plan and 22,444 options to purchase Common Stock under 2014 Plan, of which 160,694 are currently vested and exercisable as of May 6, 2016.

(5)	Howard Rosen has voting and dispositive power over the shares held by Healthcrest AG and Jacesa Investment Ltd.
(6)
Bizuo (Tony) Liu’s total number of shares owned prior to the offering and after the offering nclude 5,300 options issued under the 2011 Plan, 255,000 options issued under 2013 Plan and 218,800 options issued under 2014 Plan, of which an aggregate of 257,901 are currently vested and exercisable as of May 6, 2016.

(7)	Jing Xiandong has voting and dispositive power over the shares held by Demille Management Ltd.
(8)	Lina has voting and dispositive power over the shares held by SJ Frontier Limited.
(9)	Lu Zhong is the sole owner of Amplecity Holdings Limited.
(10)
Wei (William) Cao shares voting and dispositive power over the shares held by W & J Development Ltd. with his spouse. Total shares owned by Mr. Cao includes (i) 167,391 shares directly by him as of May 6, 2016, and (ii) 199,617 shares held by W & J Development Ltd as of May 6, 2016. Mr. Cao’s total number of shares owned prior to and after the offering include 90,000 options  issued under the 2011 Plan, 32,500 options issued under 2013 Plan and  44,891 options issued under 2014 Plan, of which an aggregate of  167,391 are currently vested and exercisable as of May 6, 2016.

(11)	Yongming Wu has voting and dispositive power over the shares held by October Story Global Limited.
(12)	Juliana Harto has voting and dispositive power over the shares held by Magnitude Pte Ltd.
(13)	Guang Hu has voting and dispositive power over the shares held by Sinobrothers Investment Holdings Ltd.
(14)	Ting Yiu Ma has voting and dispositive power over the shares held by Ever Bonus Wealth Limited.
(15)	The Investment Committee of the University of South Florida Research Foundation has voting and dispositive power over the shares held by the Foundation.
(16)	Sam Shrivastava has voting and dispositive power over the shares held by Blackbird BioFinance, LLC.
(17)	Opea Srl. is 100% owned by four individuals including Antonio Fontana, Piera Filippi, Edoardo Fontana, and Olivia Fontana.
(18)
Wuhan Dangdai Technology & Industries Group Inc. has voting and dispositive power over the shares of Dangdai International Group Co., Limited in Hong Kong. Wuhan Dangdai Technology & Industries Group Inc. is controlled by Hansheng Zhou, Xiaodong Zhang, Luming Ai, Xuehai Wang, Lei Yu, Xiaoling Du and Haichun Chen.  Such individuals share voting and dispositve power over the shares held by Dangdai International Group Co., Limited.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees, donees selling shares received from such Selling Stockholders as a gift, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and therefore they will be subject to the prospectus delivery requirements of the Securities Act.  In such event, any commissions received by such brokers-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  To our knowledge and based upon information we received from the Selling Stockholders: (i) the Selling Stockholders do not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock and (ii) the Selling Stockholders have not received any of the securities registered hereby as underwriting compensation.  We are also not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities.

We are required to pay all fees and expenses incident to the registration of the shares.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.  To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.  To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus.  The applicable rules and regulations under the Exchange Act may limit any person engaged in a distribution of the shares of common stock covered by this prospectus in its ability to engage in market activities with respect to such shares.  The Selling Stockholders, for example, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of common stock by the Selling Stockholders.

Up to 5,137,905 Shares of
Common Stock

Prospectus

             , 2016

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery.

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2016

PROSPECTUS SUPPLEMENT

Up to $50,000,000
Common Stock

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent.

Our common stock is listed on The NASDAQ Global Market under the symbol “CBMG.” On May 20, 2016, the last reported sale price of our common stock on The NASDAQ Global Market was $15.52 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

Investing in our securities involves a high degree of risk. You should read this prospectus and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of risks applicable to us and an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor Fitzgerald & Co., or Cantor, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “CBMG,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Cellular Biomedicine Group, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.

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The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering
Up to 17,309,917 shares (as more fully described in the notes following this table), assuming sales of 3,221,649 shares of our common stock in this offering at an offering price of $15.52 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on May 20, 2016. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page 14.

Use of Proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, commercial activities, and capital expenditures. See “Use of Proceeds” on page 8.

Risk Factors
You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

The NASDAQ Global Market Symbol on	“CBMG”

The number of shares of our common stock that will be outstanding after this offering as shown above is based on 14,088,268 shares outstanding as of May 6, 2016. The number of shares outstanding as of the date of this prospectus, as used throughout this prospectus, unless otherwise indicated, excludes the following, all as of May 6, 2016:

●	383,730 shares of our common stock issuable upon exercise of stock options outstanding under our 2011 Incentive Stock Option Plan, which had a weighted average exercise price of $7.17 per share;
●	859,654 shares of our common stock issuable upon exercise of stock options outstanding under our 2013 Stock Incentive Plan, which had a weighted average exercise price of $ 8.66 per share; and
●
680,390 shares of our common stock issuable upon exercise of stock options outstanding under our 2014 Stock Incentive Plan, which had a weighted average exercise price of $19.90 per share, and 78,337 shares of our common stock outstanding under our 2014 Stock Incentive Plan subject to vest before January 22, 2019.

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RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2015, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Additional Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, commercial activities, and capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,221,649 shares are sold at a price of $15.52 per share, the last reported sale price of our common stock on The NASDAQ Global Market on May 20, 2016, for aggregate proceeds of $50,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $9.63 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of March 31, 2016 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of March 18, 2016, approximately 1.9 million shares of common stock that are either subject to outstanding options, issuable upon vesting of outstanding restricted stock units, reserved for future issuance under our equity incentive plans or subject to outstanding warrants are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cantor as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, increasing our working capital and funding commercial activities, research and development activities and capital expenditures.

The amounts and timing of our actual expenditures will depend on numerous factors, including our commercialization and development efforts with respect to immunotherapy technology consulting services, acquisitions of other new technologies, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

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DILUTION

Our net tangible book value as of March 31, 2016 was approximately $41.5 million, or $3.46 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2016. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of our common stock in the aggregate amount of $50.0 million in this offering at an assumed offering price of $15.52, the last reported sale price of our common stock on The NASDAQ Global Market on May 20, 2016, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2016 would have been approximately $89.7 million, or $5.89 per share. This represents an immediate increase in net tangible book value of $2.43 per share to existing stockholders and immediate dilution in net tangible book value of $9.63 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$15.52
Net tangible book value per share as of March 31, 2016	$3.46
Increase per share attributable to new investors	2.43

As adjusted net tangible book value per share after this offering		5.89

Dilution per share to new investors		$9.63

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.52 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $5.97 per share and would increase the dilution in net tangible book value per share to new investors to $10.55 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.52 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $5.81 per share and would decrease the dilution in net tangible book value per share to new investors to $8.71 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 12,001,188 shares of common stock outstanding as of March 31, 2016, and exclude as of that date:

●
315,130 shares of our common stock issuable upon exercise of vested stock options outstanding under our 2011 Incentive Stock Option Plan, which had a weighted average exercise price of $4.61 per share;

●	559,506 shares of our common stock issuable upon exercise of vested stock options outstanding under our 2013 Stock Incentive Plan, which had a weighted average exercise price of $6.84 per share; and
●	134,410 shares of our common stock issuable upon exercise of vested stock options outstanding under our 2014 Stock Incentive Plan, which had a weighted average exercise price of $15.53 per share.

[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor under which we may issue and sell shares of our common stock from time to time through Cantor acting as agent. We may offer and sell shares through this prospectus supplement having an aggregate gross sales price of up to $50,000,000. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker. Cantor may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding discounts and commissions payable to Cantor under the terms of the sales agreement, will be approximately $300,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Any portion of the $50,000,000 included in this sales agreement prospectus that is not previously sold or included in an active placement notice pursuant to the sales agreement is available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $150,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus electronically.

[ALTERNATE PAGE]

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Ellenoff Grossman & Schole LLP, New York, NY. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, NY.

Up to $50,000,000
Common Stock

PROSPECTUS

             , 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$22,886.50
The NASDAQ Global Market supplemental listing fee		$(1)
Fees and expenses of the trustee		$(1)
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Blue Sky, qualification fees and expenses		$(1)
Transfer agent fees and expenses		$(1)
Miscellaneous		$(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuance and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

Our bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

The underwriting agreement(s) that we may enter into in connection with the securities being offered under this registration statement may provide for indemnification by any underwriters used by us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits

The following exhibits are filed with this Registration statement.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement**
1.2	Controlled Equity OfferingSM Sales Agreement, dated March 22, 2016, by and between Cellular Biomedicine Group, Inc. and Cantor Fitzgerald & Co.***
2.1	Plan of Reorganization and Exchange Agreement(1)
2.2	Agreement and Plan of Merger, dated November 13, 2012(2)
2.3	Amendment No. 1 to Agreement and Plan of Merger, dated January 15, 2013(3)
2.4	Amendment No. 2 to Agreement and Plan of Merger, dated January 31, 2013(4)
2.5	Amendment No. 3 to Agreement and Plan of Merger, dated February 5, 2013(5)
3.1	Certificate of Conversion(6)
3.2	Certificate of Incorporation(6)
3.3	Certificate of Ownership and Merger(7)
3.4	Bylaws(6)
4.1	Form of Indenture***
4.2	Form of Debt Securities**
4.3	Form of Warrant Agreement and Form of Warrant Certificate**
4.4	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock**
4.5	Form of Unit Agreement and Form of Unit Certificate**
4.6	Form of Rights Agreement and Form of Rights Certificate**
4.7	Registrant’s Amended and Restated 2011 Incentive Stock Option Plan(8)
4.8	Registrant’s 2013 Stock Incentive Plan(9)
4.9	Registrant’s 2014 Stock Incentive Plan(10)
5.1	Opinion of Ellenoff Grossman & Schole LLP*
12.1	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP*
23.2	Consent of BDO USA, LLP*
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)*
25.1	Statement of Eligibility of Trustee on Form T-1**+

*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
***	Previously filed.
+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.
(1)	Incorporated by reference to the exhibit filed with the Registration Statement on Form 10-SB filed on October 30, 2006 (File No. 000-52282).
(2)	Incorporated by reference to the exhibit filed with the Form 8-K on November 20, 2012.
(3)	Incorporated by reference to the exhibit filed with the Form 8-K on January 22, 2013.
(4)	Incorporated by reference to the exhibit filed with the Form 8-K on February 4, 2013.
(5)	Incorporated by reference to the exhibit filed with the Form 8-K on February 12, 2013.
(6)	Incorporated by reference to the exhibit filed with the Form 8-K on January 25, 2013.
(7)	Incorporated by reference to the exhibit filed with the Form 8-K on February 12, 2013.
(8)	Incorporated by reference to the exhibit filed with the Form 10-K on April 4, 2013.
(9)	Incorporated by reference to the exhibit filed with the Definitive Schedule 14A filed on November 21, 2013.
(10)	Incorporated by reference to the exhibit filed with the Definitive Schedule 14A filed on September 23, 2014.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

 (j) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, California, on May 27, 2016.

CELLULAR BIOMEDICINE GROUP, INC.

By:	/s/ Bizuo (Tony) Liu
Name:	Bizuo (Tony) Liu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 27, 2016
Terry Belmont

/s/ Bizuo (Tony) Liu	Chief Executive Officer, Chief Financial Officer, Secretary and Director	May 27, 2016
Bizuo (Tony) Liu	(Principal Executive, Financial, and Accounting Officer)

*	Director	May 27, 2016
Alan Au

*	Director	May 27, 2016
David Bolocan

*	Director	May 27, 2016
Wei (William) Cao

*	Director	May 27, 2016
Gerardus A. Hoogland

*	Director	May 27, 2016
Wen Tao (Steve) Liu

*	Director	May 27, 2016
Nadir Patel

*	Director	May 27, 2016
Guotong Xu

By: /s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Attorney – in – fact